As filed with the Securities and Exchange Commission on December 15, 2010

Registration No. 333-_______
_____________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YUMMY FLIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	3949	20-8496798
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1848 South Lamar Ct.
Lakewood, CO 80232
(303) 619-2503
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary S. Okizaki
Chief Executive Officer
YUMMY FLIES, INC.
1848 South Lamar Ct.
Lakewood, CO 80232
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew I. Telsey, Esq.
Andrew I. Telsey, P.C.
12835 E. Arapahoe Road
Tower I Penthouse #803
Englewood, CO 80112
Tel: (303) 768-9221

As soon as practicable after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company:

☐ Large accelerated filer	☐ Accelerated filer

☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, Par value $0.001 per share ………	1,989,000	$0.03	$59,670	$4.25
__________________

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Subject to Completion, dated December 15, 2010

PROSPECTUS
PRELIMINARY
PROSPECTUS

1,989,000 Shares of Common Stock

This Prospectus relates to the offer and sale of up to 1,989,000 shares of our Common Stock (“Common Stock”) held by Selling Stockholders listed beginning on page 10 of this Prospectus (the “Selling Stockholders”), (the “Offering”).  See “SELLING STOCKHOLDERS.”

The Selling Stockholders may sell their shares of our Common Stock (the “Shares”) from time to time at the initial price of $0.03 per share until our common shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  See “DETERMINATION OF OFFERING PRICE,” “SELLING STOCKHOLDERS” and “PLAN OF DISTRIBUTION.”

We will pay the expenses of registering these Shares.  We will not receive any proceeds from the sale of Shares of Common Stock in this Offering.  All of the net proceeds from the sale of the Shares will go to the Selling Stockholders.

Our Common Stock is not currently listed for trading on any exchange.  It is our intention to seek quotation on the OTC Bulletin Board (the “OTCBB”) if we qualify for listing on the same.  There can be no assurances that our Common Stock will be approved for trading on the OTCBB, or any other trading exchange.

This Prospectus is part of a registration statement that we have filed with the US Securities and Exchange Commission.  Prior to filing of our registration statement, we were not a reporting company under the Securities Exchange Act of 1934, as amended.  Following the effectiveness of our registration statement we will become subject to the reporting requirements under the aforesaid Act.

Investing in our Common Stock involves a high degree of risk. You should invest in our Common Stock only if you can afford to lose your entire investment.

SEE “RISK FACTORS” BEGINNING ON PAGE 5.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the registration statement that was filed by Yummy Flies, Inc. with the Securities and Exchange Commission.  The Selling Stockholders may not sell these Shares until the registration statement becomes effective.  This Prospectus is not an offer to sell these Shares and is not soliciting an offer to buy these Shares in any State where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____________, 201__

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PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements. In this Prospectus, the terms “YFI,” “the “Company,” “we,” “us” and “our” refer to Yummy Flies, Inc., unless otherwise specified herein.

Overview

Yummy Flies, Inc. (“YFI” “we,” “our” or the “Company”) was incorporated on December 26, 2005, in the State of Colorado under the name Yummyflies.com, Inc.  On March 4, 2010 we filed an amendment to our Articles of Incorporation changing our name to “Yummy Flies, Inc.”  In September 2010, we engaged in a forward split of our issued and outstanding Common Stock whereby nine (9) shares of Common Stock were issued in exchange for every one (1) share then issued and outstanding.  All references to our issued and outstanding Common Stock in this Prospectus are presented on a post-forward split basis unless otherwise indicated.

Since inception our business has been to establish an on-line fly fishing company, specializing in realistic and imaginative trout flies.  We also plan to market a series of fly tying DVD’s.  Our principal marketing efforts are directed to the post-war “Baby Boomers.”

In March through April 2007 we engaged in a private offering of our Common Stock.  We sold 963,000 shares of our Common Stock to thirty-six investors at a price of approximately $0.03 per share and received aggregate net proceeds of $26,750.  Subscriptions were accepted from two (2) “accredited” investors, as that term is defined under the Securities Act of 1933, as amended (the “33 Act” or the “Securities Act”).  We relied upon the exemption from registration provided by Regulation D promulgated under the 33 Act to issue these Shares.  See “DESCRIPTION OF SECURITIES.”

In November 2007 holders of outstanding promissory notes in the aggregate amount of $4,000 agreed to convert their notes into shares of our Common Stock.  We issued 126,000 shares of our Common Stock in exchange for cancellation of an aggregate of $3,500 (approximately $0.03 per share)

In February through July 2008 we engaged in a private offering of our Common Stock.  We sold 324,000 shares of our Common Stock to sixteen investors at a price of approximately $0.03 per share and received aggregate net proceeds of $9,000.  We relied upon the exemption from registration provided by Regulation D promulgated under the 33 Act to issue these Shares.  See “DESCRIPTION OF SECURITIES.”

We are registering all of the shares issued in the 2007 and 2008 private offerings described above as well as the shares issued upon conversion of the promissory notes in the registration statement we have filed with the US Securities and Exchange Commission, of which this Prospectus is a part.

We have not yet generated profits from our operations.  We incurred net losses of ($6,560) during the nine months ending September 30, 2010, and ($4,289) and ($3,628) during the years ending December 31, 2009 and 2008, respectively.  We have had minimal sales since our inception, including $564 during our fiscal year ended December 31, 2009 and $611 during our fiscal year ended December 31, 2008.  Based upon our current business plan, we expect to continue to incur losses in the foreseeable future and there can be no assurances that we will ever establish profitable operations.  See “RISK FACTORS.”

Our executive offices are located at 1848 South Lamar Ct., Lakewood, CO 80232, telephone (303) 619-2503.

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About The Offering

Common Stock to be Offered by Selling Shareholders	1,989,000 shares. This number represents approximately 19% of the total number of shares outstanding following this Offering.

Number of shares outstanding before and after the Offering	10,278,000(1)

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock.

Risk Factors	See the discussion under the caption “RISK FACTORS” and other information in this Prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.
_________________________

(1)	Because we are not selling any of our Common Stock as part of this Offering, the number of issued and outstanding shares of our Common Stock will remain the same following this Offering.

Selected Financial Data

The following selected financial data should be read in conjunction with our financial statements and the related notes to those statements included in “FINANCIAL STATEMENTS” and with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” appearing elsewhere in this Prospectus.  The selected financial data has been derived from our audited and unaudited, reviewed financial statements.

Statement of Operations:

	Year Ended December 31,			Nine Months Ended September 30,
	2009		2008	2010	2009
				(Unaudited)	(Unaudited)

Revenues	$564		$611	$24	$379

Total operating expenses	$4,483		$4,129	$6,584	$4.069
Income (Loss) from operations	$(4,289	)	$(3,628)	$(6,560)	$(3,748)
Other income (expense)	$-		$-	$-	$-
Provision for income tax	$-	-	$-	$-	-
Net income (loss)	$(4,289	)	$(3,628)	$(6,560)	$(3,748)

Net income (loss) per share – (basic and fully diluted)	$(0.00	)	$(0.00)	$(0.01)	$(0.00)
Weighted common shares outstanding	10,278,000		10,117,503	10,278,000	10,278,000

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Balance Sheet:

	Year Ended December 31, 2009	Year Ended December 31, 2008

Cash	$20,131	$23,674
Current assets	$26,618	$25,929
Total assets	$28,209	$28,039
Current liabilities	$8,363	$3,904
Total liabilities	$8,363	$3,904
Total stockholders’ equity	$19,846	$24,135

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” “DESCRIPTION OF BUSINESS” and elsewhere, which constitute forward-looking statements.  These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements.  These factors include, among other things, those listed under “RISK FACTORS” and elsewhere in this Prospectus.  In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology.  Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

RISK FACTORS

An investment in our Common Stock is a risky investment. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing shares of our Common Stock offered hereby. We believe that we have included all material risks.

Risks Related to our Operations

Our independent accountants have expressed a "going concern" opinion.

Our financial statements accompanying this Registration Statement have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.  We have a minimal operating history and minimal revenues or earnings from operations.  We have no significant assets or financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until we begin to generate profits from operations.  There is no assurance that we will generate profits from operations in the foreseeable future, or at all.

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We have had limited operations to date.

We were incorporated in the State of Colorado on December 26, 2005, and have had limited operations to date.  There is no assurance that our current activities will be successful or result in revenue or profit to us.  We face all risks that are associated with any new business, such as under-capitalization, cash flow problems, and personnel, financial and resource limitations.  There is no assurance that we will be successful in implementing our business plan described herein.  See "DESCRIPTION OF BUSINESS”

We have limited operating history or revenue and minimal assets.

We are considered a "development stage” company and, as such, have had a limited operating history and minimal revenues and have not generated profits from our operations.  We have no significant assets or financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues.  This may result in our incurring a net operating loss that will increase continuously until we have fully implemented our business plan.  There can be no assurance that our operations will become profitable in the near future, or at all.

We have limited capitalization and limited funds available for operations; we will require additional financing.

Our current available capital may be insufficient to conduct more than limited implementation of our business plan.  We may be required to undertake subsequent offerings of our Common Stock to complete our business plan.  If these proposed offerings are not successfully consummated, we may not have sufficient funds with which to fully implement our business plan.  Our success may be dependent upon our ability to raise additional capital.  If we are unsuccessful in obtaining additional financing, it is likely we will not be able to market and sell our product in sufficient volume to allow us to generate profits.  See "DESCRIPTION OF BUSINESS."

Your investment may be materially diluted if we consummate subsequent offerings of our Common Stock.

We may implement subsequent offerings of our Common Stock to raise the necessary capital to fully implement our business plan.  If such offerings are successfully consummated, our shareholders will be materially and substantially diluted.

We are dependent on management.

Our success is dependent upon the efforts of our President and Chief Executive Officer, Gary Okizaki, and, to a lesser extent, our other officers, directors, and other personnel.  We are dependent on the services of Mr. Okizaki and to the extent that his services should become unavailable to us, we would suffer materially.  See "MANAGEMENT."

We face intense competition.

We face extreme competition from larger, better financed and national brands such as Orvis, Solitude Fly Company, Cabela’s, Umpqua Feather Merchants, and Dan Bailey just to name a few.  All of these companies have extensive resources and a world market place for their products.  Also, local fly shops such as Charlie’s Fly Box and The Blue Quill Angler, to name a few, are established retail centers that could have an impact on our ability to penetrate the fly tying and fly pattern industry.  See “BUSINESS – Competition.”

Our management may have conflicts of interest.

Members of our management are associated with other firms involved in a range of business activities.  Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our Company.

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Provisions of our Articles of Incorporation and Bylaws may delay or prevent a take-over that may not be in the best interests of our stockholders.

Provisions of our Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt.

Risks Related to our Common Stock

There is no trading market for our securities and there can be no assurance that such a market will develop in the future.

We intend to cause an application to be filed on our behalf to trade our Common Stock on the Over-the-Counter Bulletin Board (“OTCBB”) in the near future.  There is no assurance that our application will be approved, or once approved that a market will develop in the future or, if developed, that it will continue. In the absence of a public trading market, an investor may be unable to liquidate his investment in our Company.

We do not have significant financial reporting experience, which may lead to delays in filing required reports with the Securities and Exchange Commission and suspension of quotation of our securities on the OTCBB or a national exchange if and when we are approved for trading, which will make it more difficult for you to sell your securities.

The OTCBB and other national stock exchanges each limits quotations to securities of issuers that are current in their reports filed with the Securities and Exchange Commission.  Because we do not have significant financial reporting experience, we may experience delays in filing required reports with the Securities and Exchange Commission (the “SEC”).  Because issuers whose securities are qualified for quotation on the OTCBB or any other national exchange are required to file these reports with the SEC in a timely manner, the failure to do so may result in a suspension of trading or delisting.

There are no automated systems for negotiating trades on the OTCBB and it is possible for the price of a stock to go up or down significantly during a lapse of time between placing a market order and its execution, which may affect your trades in our securities.

Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders, an order to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

If our application to trade our Common Stock is approved, our stock will be considered a “penny stock” so long as it trades below $5.00 per share. This can adversely affect its liquidity.

If our application to trade our Common Stock on the OTCBB is approved, of which there can be no assurance, it is anticipated that our Common Stock will be considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and as such, trading in our Common Stock will be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.  The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

7

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.  In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

We do not anticipate payment of dividends, and investors will be wholly dependent upon the market for the Common Stock to realize economic benefit from their investment.

As holders of our Common Stock, you will only be entitled to receive those dividends that are declared by our Board of Directors out of retained earnings.  We do not expect to have retained earnings available for declaration of dividends in the foreseeable future.  There is no assurance that such retained earnings will ever materialize to permit payment of dividends to you.  Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

Any adverse effect on the market price of our Common Stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

Sales of substantial amounts of our Common Stock, or in anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our Common Stock, if and when such market develops in the future.

The market price of our Common Stock may fluctuate significantly in the future.

If our application to trade our Common Stock on the OTCBB is approved, we expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

• competitive pricing pressures;
• our ability to market our products on a cost-effective and timely basis;
• our inability to obtain working capital financing, if needed;
• changing conditions in the market;
• changes in market valuations of similar companies;
• stock market price and volume fluctuations generally;
• regulatory developments;
• fluctuations in our quarterly or annual operating results;
• additions or departures of key personnel; and
• future sales of our Common Stock or other securities.

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market.  You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment.  In the past, securities class action litigation has often been brought against a company following periods of stock price volatility.  We may be the target of similar litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business.  Any of the risks described above could adversely affect our sales and profitability and also the price of our Common Stock.

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Risks Related to our Company

Our management and principal shareholders have the ability to significantly influence or control matters requiring a shareholder vote and other shareholders may not have the ability to influence corporate transactions.

Currently, our three principal shareholders own in excess of a majority of our outstanding Common Stock.  As a result, they have the ability to determine the outcome on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions.

Risks Relating To This Offering

There is no public market for the securities and even if a market is created, the market price of our Common Stock will be subject to volatility.

Prior to this Offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this Offering, or, if developed, be sustained.  We anticipate that, upon completion of this Offering, we will cause an application to be filed on our behalf to list our Common Stock for trading on the OTC Bulletin Board.  If for any reason, however, our application is not approved or if and when listed we do not take all action necessary to allow such market to continue quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of our Common Stock may have difficulty selling their securities should they desire to do so and holders may lose their entire investment.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock.  As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus.

If you purchase shares of our Common Stock sold in this Offering, you may not be able to resell the shares in any state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state.  There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, our Common Stock could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for our Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

We cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in our Common Stock and should take into consideration when making such analysis, among others, the Risk Factors discussed above.
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USE OF PROCEEDS

We will receive none of the proceeds from the sale of the Common Stock issued and held by our Selling Stockholders in this Offering.

DETERMINATION OF THE OFFERING PRICE

There is no public market for our Common Stock.  The price of the Common Stock was arbitrarily determined by us at $.03 per share.  We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our Common Stock at this initial stage of our development.  The price was arbitrarily determined and bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value.  The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of the date of this Prospectus there is no market for our Common Stock.  We intend to take certain steps to cause a licensed market maker to file an application with FINRA to list our Common Stock for trading on the OTCBB.  There can be no assurances that our Common Stock will be approved for listing on the OTCBB, or any other existing US trading market. See “RISK FACTORS.”

Holders

As of the date of this Prospectus we had 54 holders of record for our Common Shares. See “DESCRIPTION OF SECURITIES.”

We are registering the 1,989,000 shares of Common Stock held by 51 holders of our Shares in our registration statement of which this Prospectus is a part.

Dividend Policy

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future.  At present, our policy is to retain earnings, if any, to develop and market our products.  The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

SELLING STOCKHOLDERS

The Selling Stockholders named in this Prospectus are offering the 1,989,000 shares of Common Stock offered through this Prospectus.  The Selling Stockholders are all U.S. persons who acquired the 1,989,000 shares of Common Stock offered through this Prospectus from us in either our private placement transactions pursuant to Regulation D promulgated under the 33 Act or as a result of authorized issuance by our Board of Directors.

The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our Common Stock held by each of the Selling Stockholders and the percentage owned by each Selling Stockholder.  Assuming all of the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will own one percent or more or our Common Stock.

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Name of Selling Shareholder (1)	Share of Common Stock Owned	% of Ownership

J.D. Kish	90,000	.88%
Andrew I. Telsey	432,000	4.20%
Kenneth Ellison	36,000	.35%
Brooke A. Williams	18,000	.18%
Nick & Molly Kemmer	36,000	.35%
Gail Axelson	18,000	.18%
Sandra & Gary Martinez	9,000	.09%
Jennifer & Steven Steele	36,000	.35%
Dan Troxel	27,000	.26%
Derek Ching	36,000	.35%
Hilary & Dianne Okumura	36,000	.35%
Melvin & Rose Yamauchi	72,000	.70%
Lawrence Agena	36,000	.35%
Fay Agena	36,000	.35%
Duane & Jenny Tamura	108,000	1.05%
Kelly Park	36,000	.35%
Todd Jinbo	36,000	.35%
Kimberly K. Agena	36,000	.35%
Dana H. Hamamura	9,000	.09%
Kai Kawasugi	36,000	.35%
Janet Tamura	36,000	.35%
Seung B. Park	36,000	.35%
Adam Schmidt	36,000	.35%
Teresa Viera	18,000	.18%
Alyce Swanberg	9,000	.09%
Blain Myers	18,000	.18%
Fernando Argibay	36,000	.35%
Hollis Tamura	18,000	.18%
Anika Atencio	36,000	.35%
L.M. Cruncleton	36,000	.35%
Jon Ukishima	72,000	.70%
Dale Brethauer	9,000	.09%
Angela Brethauer	9,000	.09%
Tucker Bramford	9,000	.09%
Kirk & Lianne Chung	18,000	.18%
Janet Kawada	36,000	.35%
Cezary Frankowicz	36,000	.35%
Anthony Husa	36,000	.35%
Hsiang Wen Yao	36,000	.35%
Michael & Amy Giandinoto	36,000	.35%
Emily Lockwood	36,000	.35%
Steven Thornburg	36,000	.35%
Mildred Espiritu	36,000	.35%
Kathy Cuthriell	36,000	.35%
Ian Falivene	9,000	.09%
Evan Falivene	9,000	.09%
Michele Falivene	9,000	.09%
Steven Kelley	9,000	.09%
Jeff Berthold	9,000	.09%
Shawna Okizaki	9,000	.09%
Steven Woolley	36,000	.35%

TOTALS	1,989,000	19.40%
______________________
(1)
The named party beneficially owns such shares.  The numbers in this table assume that none of the Selling Stockholders sells shares of Common Stock not being offered in this Prospectus or purchases additional shares of Common Stock.

Melvin and Rose Yamauchi are the parents of Brian Yamauchi.  Lawrence and Fay Agena are Mr. Yamauchi’s in-laws.  Lianne Chuang is Mr. Yamauchi’s sister.  Kirk Chuang is the husband of Lianne Chuang.  Shawna Okizaki is Gary Okizaki’s daughter and Jeff Bertholder is his son-in-law.  Alyce Swanberg is the sister-in law of Monroe Coleman.  Teresa Viera is Mr. Coleman’s daughter.  None of the other Selling Stockholders has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years.

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PLAN OF DISTRIBUTION

The Selling Stockholders registering Common Stock and any of his/her pledges, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions.  The Selling Stockholders may offer shares in transactions at fixed or negotiated prices.  We intend to encourage a securities broker-dealer to apply on Form 211 to quote our stock in the OTC Bulletin Board, concurrent with the date of the Prospectus, but we cannot assure when or whether this application will be approved or that, if approved, quotations of our Common Stock will commence on any trading facility or will result in the development of a viable trading market for our shares sufficient to provide stockholders with the opportunity for liquidity.  See “RISK FACTORS.”  Sales may be at fixed or negotiated prices.  A selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales in amounts to be negotiated, but in the case of an agency transaction not in excess of a customary brokerage commission, and in the case of a principal transaction a markup or markdown not in excessive amounts.  The Selling Stockholder is an underwriter, within the meaning of Section 2(11) of the Securities Act.  Any broker-dealers or agents that participate in the sale of the Common Stock or interests therein may also be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Stockholder, who is an “underwriter” within the meaning of Section 2(11) of the Securities Act, is subject to the Prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the Common Stock, which are estimated at approximately $40,000.  The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with the exercise and purchase of the Common Stock and any sale of the Common Stock.  We are paying the expenses of the Offering because we seek to enable our Common Stock to be traded on the OTC Bulletin Board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our Common Stock if our Common Stock is approved for trading on the OTC Bulletin Board.  We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages, and liabilities, including liabilities under the 33 Act.

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We agreed to keep this Prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration by reason of Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market-making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling stockholders or any other person.  We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties.  You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.

We believe it is important to communicate our expectations.  However, there may be events in the future that we are not able to accurately predict or over which we have no control.  Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “RISK FACTORS” and “DESCRIPTION OF BUSINESS” and elsewhere in this Prospectus. See “RISK FACTORS.”

Overview

Yummy Flies, Inc., (“YFI,” “we,” “our” or the “Company”) was incorporated on December 26, 2005, in the State of Colorado under the name “Yummieflies.com Inc”.  In March 2010 we filed an amendment to our Articles of Incorporation changing our name to “Yummy Flies, Inc.”  In September 2010, we engaged in a forward split of our issued and outstanding Common Stock whereby nine (9) shares of Common Stock were issued in exchange for every one (1) share then issued and outstanding.  All references to our issued and outstanding Common Stock in this Prospectus are presented on a post-forward split basis unless otherwise indicated.

Since inception our business has been to establish an on-line fly fishing company, specializing in realistic and imaginative trout flies.  We also plan to market a series of fly tying DVD’s.  Our principal marketing efforts are directed to the post-war “Baby Boomers.”

We have never been subject to any bankruptcy proceeding.

Our executive offices are located at 1848 South Lamar Ct., Lakewood, CO 80232, telephone (303) 619-2503.
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Results Of Operations

Comparison of Results of Operations for the fiscal years ended December 31, 2009 and 2008

During our fiscal year ended December 31, 2009, we generated $564 in revenues, compared to $611 during our fiscal year ended December 31, 2008, a decrease of $47.  This decrease in revenues was attributable to the current economic climate, as well as a lack of marketing due to unavailable capital.  Cost of revenues during our fiscal year ended December 31, 2009 was $370, compared to $110 for our fiscal year ended December 31, 2008, an increase of $260, which management attributes to increasing our inventory of fly tying materials, increasing fly selections from other vendors and cost of producing our DVD’s for sale.

Our general and administrative expense during our fiscal year ended December 31, 2009 was $4,483, compared to $4,129 during our fiscal year ended December 31, 2008, an increase of $354.  This increase was primarily as a result of increased accounting fees incurred during 2009.

As a result, we generated a net loss of ($4,289) during our fiscal year ended December 31, 2009 (less than $0.01 per share), compared to a net loss of ($3,628) during our fiscal year ended December 31, 2008 (less than $0.01 per share).

Comparison of Results of Operations for the nine months ended September 301, 2010 and 2009

During the nine month period ended September 30, 2010, we generated $24 in revenues, compared to $379 during the nine month period ended September 30, 2009.  Cost of revenues during the nine month period ended September 30, 2010 was $0, compared to $58 during the nine month period ended September 30, 2009.

Our general and administrative expenses during the nine month period ending September 30, 2010 was $6,584, compared to $4,069 incurred during the nine month period ending September 30, 2009. These expenses included increased accounting fees, which increased by approximately $3,245 in 2010.

As a result, we incurred a net loss of ($6,560) during the nine month period ended September 30, 2010 ($0.01 per share) compared to a net loss of ($3,748) for the nine month period ended September 30, 2009 (less than $0.01 per share).

Liquidity and Capital Resources

At September 30, 2010, we had $10,637 in cash and cash equivalents.

Net cash used in operating activities was $9,494 during the nine month period ended September 30, 2010, compared to $3,281 during the nine month period ended September 30, 2009.  We anticipate that overhead costs in current operations will increase in the future as a result of our anticipated increased marketing activities.

Cash flows provided or used in investing activities were $0 during the nine month period ended September 30, 2010 and 2009.  Cash flows provided or used by financing activities were also $0 during our nine month period ended September 30, 2010 and 2009.

Critical Accounting Policies and Estimates

Critical accounting estimates – The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances,

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the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Leases – We follow the guidance in SFAS No. 13 “Accounting for Leases,” as amended, which requires us to evaluate the lease agreements we enter into to determine whether they represent operating or capital leases at the inception of the lease.

Stock-based compensation – Effective January 1, 2006, we adopted Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standard (SFAS) No. 123R, “Share Based Payment.”  SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.  That cost is recognized on a straight-line basis over the employee service period (usually the vesting period).  That cost is measured based on the fair value of the equity or liability instruments issued using the Black-Scholes option pricing model.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the nine month period ended September 30, 2010

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

DESCRIPTION OF BUSINESS

Overview

We were incorporated on December 26, 2005, in the State of Colorado under the name “Yummieflies.com, Inc.”  In March 2010 we filed an amendment to our Articles of Incorporation changing our name to “Yummy Flies, Inc.”

We were formed to take advantage of the exploding recreation industry, especially in fly fishing by Baby Boomers.  Our President and CEO, Mr. Okizaki, has been a professional fly fishing guide and instructor for a major, national fly fishing corporation for the past eight years.  Mr. Okizaki has developed many long-term relationships in the Colorado fly fishing industry as well as industry leaders in other parts of the United States and Australia.  Management intends to utilize these contacts to take advantage of the opportunities that we believe are available, including acquiring other similar companies.  As of the date of this Prospectus we have engaged in various discussions with other smaller companies like ourselves, but no definitive agreement has been reached for us to acquire any specific company.

We are currently marketing a series of imaginative flies under the titles of “Yummy Tandem Flies,” “Natural Selection” and “Canyon Magic.”  Each series is tied by one of our founders.  In addition, we have produced a series of five fly tying DVDs entitled “The Natural Selections Series” which demonstrates how to tie our line of realistic midge; mysis shrimp, caddis and baetis patterns.

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Our business plan has been divided into three phases.  Because we have had limited capital resources we decided to limit our expenses and begin marketing those products developed by our management.  Phase I was to start commercially tying the patterns for both retail and wholesale.  Our initial patterns were already being tied and used by our clients.  Our videos were already in production by Mr. Yamauchi, who was selling them at the area fly fishing shows where he was a guest tyier.

Phase II was to get a lens for better photographic work on the videos and design a cover to market our “Natural Selection” series.  A test market was initiated and limited success has been obtained as of the date of this Prospectus.

Phase III, which has yet to be initiated, is intended to expand our offered products by contracting with some of Colorado’s best tyiers to tye exclusively for us.  We have conducted preliminary discussions with those individuals and smaller companies that our management has identified as up and coming industry participants.  While many have expressed an interest in developing their tyes and related products and allow us to market the same on an exclusive basis, in order to consummate these new relationships it will be necessary for us to have additional capital available for purposes of compensation of these entities, as well as to market the products they develop.  As a small private company it has been difficult for us to obtain this additional capital.  We have conducted discussions with various venture capital, investment banking and private individuals who have indicated that they would be more amenable to investing or raising additional capital for us if there was a market for our securities.  As a result, we have filed a registration statement with the US Securities and Exchange Commission (of which this Prospectus is a part) and intend to have an application filed on our behalf to list our Common Stock for trading.  However, there can be no assurances that even if we are successful in getting our registration statement effective and thereafter, having our application approved for trading, that we will be able to raise any additional capital to fully implement our business plan.  See “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS – Liquidity and Capital Resources,” below.  As of the date of this Prospectus we lack funding for marketing and can only attend limited fly tackle dealer shows.

We have developed and are continuing to develop an extensive line of flies for the serious fly fishing enthusiast.  Currently we have 15 different flies that we are marketing.  Brian Yamauchi, one of our officers and directors and our design specialist, has developed a series of flies called the “Natural Selection” Series.  These flies are life like and include the following:

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We have also developed a unique series of flies called “Yummy Tandem Flies” which we characterize as behavior drift flies.  We believe our Yummy Tandem Flies collection is unique because they are realistic and imitate almost exactly what the real insect (what the food trout eat) look like in nature.  Flies that are currently available are impressionistic and for commercial purposes are tied so that a large number can be tied at once.  Our realistic flies are tied using latex  instead of thread or dubbing (synthetic or animal fur, finely chopped as to form a thin coating on the thread) to form the body of the fly.  Also the tandem collection is unique because it is tied to represent two to three flies at the same time.  These flies were developed by Mr. Okizaki, our President and CEO and include:

Mr. Coleman has developed “go-to-flies” designed to be utilized in Cheesman Canyon, Colorado. Cheeseman Canyon is a world renowned tail water of the South Platte River.  His “Canyon Magic Flies” include:

In 2006 we began producing a line of instructional fly tying DVDs of Brian Yamauchi’s flies.  Four have been completed and a limited test market (i.e., fly fishing shows and fly tying clinics) has begun with indications of high interest in purchasing these DVDs.  The initial DVDs include:

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In the immediate future we plan to seek other fly tiers to tie proprietary flies for YummyFlies and broaden our selection of trout flies.  Also we will seek to initiate our wholesale business and contact local fly fishing stores to promote and sell YummyFlies trademarked products.  Casey Dunnigan, an up and coming fly tier and designer for Montana Fly Company, a major industrial leading fly fishing company, has agreed to be a consultant to us and in the future may design some of our signature flies.  We have been unable to pursue our wholesale business and our lack of inventory has prevented us from any long term relationships to fly fishing shops because of a lack of funding.

We are also looking into the possibilities of representing other manufacturers of unique tying materials and selling the same through our on-line catalogue.  We have completed our web site (www.yummyflies.com), which has opened a merchant account to accept all major credit cards and is presently accepting orders.  In June 2010 we entered into a verbal agreement to represent NRS, Inc., a leading marketer and manufacturer of paddle sports products, including products for kayaking, rafting and associated outdoor activities.  NRS seeks to always be the first choice of outfitters, retailers and recreational users and sell their highly innovative personal watercraft “the Gigbob.”  The Gigbob is a unique personal watercraft and we are one of the first retail and first internet company to offer it for retail sales.  Features of the Gigbob include:

•
It has no frame.  It is a personal fishing boat that can be rowed and is rigid without a frame.  The patented frameless design means you can fold it up and pack it on your back without having to break down a frame.

•	The drop-stitch construction lets you put 4-6 pounds per square inch of air pressure into the multiple air chambers, for a stiff, 'rock-solid' rigidity.

•	The 15 square feet of flat area on the GigBob deck provides plenty of space for all of a fisherman’s tackle, cooler, extra rods and other equipment.

•
The pontoons are wide and flat, for excellent stability.  A person can stand on the deck without fear of tipping and the flat bottoms provide a very shallow waterline to insure that the craft slips right over rocks that snag a rounded pontoon.

•	Easily detach the pontoons with NRS' batten attachment system for an even lighter weight kickboat.

•	The comfortable seat and built-in foot pegs give you full support for an all day fishing expedition.

•	It is agile, fast and maneuverable.

•
It is sold with an adjustable padded seat, Carlisle 7' two-piece oars with sleeves and oar rights, oar plates, oar mounts, oar locks, springs and split rings, oar rests, two Easy Access Tackle Bags, stripping apron and a carrying backpack to haul it all in.

•	Repair kit included.

•	5 Year warranty

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The current retail price of a GigBob is $1,595, with price breaks dependent on the number of GigBob’s ordered.  Currently, our wholesale price from NRS is 50% below retail.  We do not inventory any of the crafts, as NRS has agreed to drop ship on our behalf.  We intend to begin marketing of the GigBob through our website beginning in 2011.

We have also targeted some of Colorado’s most innovative and recognized fly tiers and plans to negotiate contracts with them to develop and have us sell their proprietary flies that reflect our philosophy of small innovative trout flies for finicky fish.  However, as of the date of this Prospectus no definitive agreements have been entered and there can be no assurances we will enter such agreements in the foreseeable future, or at all.

Competition

We face extreme competition from larger, better financed and national brands such as Orvis, Solitude Fly Company, Cabela’s, Umpqua Feather Merchants, and Dan Bailey just to name a few.  All of these companies have extensive resources and a world market place for their products.  Also, local fly shops such as Charlie’s Fly Box and The Blue Quill Angler, to name a few, are established retail centers that could have an impact on our ability to penetrate the fly tying and fly pattern industry.

Government Regulation

We are not subject to any extraordinary governmental regulations.

Employees

As of the date of this Prospectus we employ three (3) persons, including our members of management.  We are using and will continue to use the services of independent consultants and contractors to perform various professional services, particularly in the area of sales and marketing.  We believe that this use of third-party service providers may enhance our ability to contain capital costs and general and administrative expenses.

None of our employees are members of a union.  We consider our employee labor relations to be good.

Trademarks/Trade names/Intellectual Property

We have no registered trademarks or other intellectual property as of the date of this Prospectus, except for our domain name, yummyfiles.com.

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Property

We operate from our offices at 1848 South Lamar Ct., Lakewood, CO 80232, telephone (303) 619-2503, which consists of 150 square feet of executive office and manufacturing space.  This space is provided to us on a rent free basis by our President.  Management believes that this space will meet our needs for the foreseeable future.

Legal Proceedings

We are unaware of any pending or threatened litigation by or against us.

MANAGEMENT

Executive Officers, Directors and Key Personnel

The following table sets forth information regarding our executive officers and directors:

Name	Age	Position

Gary Okizaki	63	President, Chief Executive Officer, Chairman of the Board

Brian Yamauchi	38	Vice-President, Treasurer and Director

Monroe Coleman	59	Vice-President, Secretary and Director

The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified.  Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors.  Officers serve at the will of the Board of Directors.

Resumes

Gary S. Okizaki, our founder, has been our President, CEO and Chairman of the Board, since our inception.  In addition to his positions with us, Mr. Okizaki has been a special education teacher of children with learning disabilities for South Lakewood Elementary school, Lakewood, Colorado since August 2001.  He has also been an Orvis endorsed fly fishing guide and instructor for the Blue Quill Angler, Evergreen, Colorado, since March 2001.  Mr. Okizaki received a Bachelor of Arts degree in 1969 from the University of Northern Colorado and a Masters degree from the University of Denver in 1972.  He devotes approximately 10 hours per week to our affairs, unless additional time is required.

Brian M. Yamauchi has been our Vice President, Treasurer and a director since our inception.  In addition to his positions with us, he has been employed by CAPS Pharmacy, Denver, CO since January 2005, where his principal responsibilities include preparing and compounding IV mediations.  Prior, from November 2003 through September 2005, he performed similar responsibilities at Sky Ridge Medical Center, Lone Tree, Colorado.  He devotes only such time as needed to our affairs.

Monroe Coleman has been our Vice President, Secretary and a director since our inception.  Since 2004 Mr. Coleman has been retired.  Previously, from 1972 through 2004, Mr. Coleman was employed by Quest Communications, Inc., Denver Colorado, as a network technician.  In addition, since 1989 he has worked part time as a professional fly fishing guide for the Blue Quill Angler, Bergan Park, Colorado.  He devotes only such time as needed to our affairs.

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Board Committees

As of the date of this Prospectus we do not have any committees of our Board of Directors.  We expect to appoint outside Directors to serve on our Board in the near future, but as of the date of this Prospectus we have not identified such prospective Directors.  Once appointed, we expect to form an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Nominating Committee.

Family Relationships

There are no family relationships between any of our Directors or executive officers.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities.  Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our Company.  Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to our affairs.

EXECUTIVE COMPENSATION

Remuneration

Following is a table containing the aggregate compensation paid to our Chief Executive Officer.  No officer or Director received aggregate compensation exceeding $100,000 during our fiscal years ended December 31, 2009, 2008 and 2007:

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)

Gary Okizaki,	2009	$0	$0	$0	$0	$0	$0	$0	$0
CEO and President	2008	$0	$0	$0	$0	$0	$0	$0	$0
	2007	$0	$0	$0	$0	$0	$0	$0	$0

Compensation of Directors

Our directors are currently not being compensated and we expect no compensation to be paid until we obtain profitability.  Our Board will convene at that time to determine an appropriate compensation package for our Directors.  However, it is not anticipated that any of our executive officers will receive material compensation in the foreseeable future.  Although no payments to Directors have been made, they may be reimbursed for actual expenses incurred for each meeting of the Board which they attend.

Stock Plan

We have not adopted a stock plan, but may do so in the future.

Employment Agreements

None of our executive officers are party to any employment agreement with us.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table contains certain information regarding beneficial ownership of our Common Stock as of the date of this Prospectus by (i) each person who is known by us to own beneficially more than 5% of our Common Stock, (ii) each of our officers and Directors, and (iii) all Directors and executive officers as a group.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent Of Class

Common	Mr. Gary Okizaki(1) 1848 So. Lamar Ct. Lakewood, CO 80232	6,255,000	60.9%

Common	Brian Yamauchi(1) 12 Shari Dr. St. Louis, MO 63122	1,350,000	13.1%

Common	Monroe Coleman(1) 11649 Port Washington Rd Mequon, WI 53092	648,000	6.3%
Common	All Officers and Directors As a Group (3 persons)	8,253,000	80.3%
_________________________
(1)	Officer and Director of our Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We operate from our offices at 1848 South Lamar Ct., Lakewood, CO 80232.  This space is provided to us on a rent free basis by our President/CEO.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

DESCRIPTION OF SECURITIES

Common Stock

There are 100,000,000 shares of Common Stock, $.001 par value, authorized, with 10,278,000 shares issued and outstanding.  The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore, subject to any preferential dividend rights of outstanding Preferred Stock which may be authorized and issued in the future.  Upon a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any outstanding Preferred Stock which may be authorized and issued in the future.  The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.  The outstanding shares of Common Stock are, and the shares offered herein will be, when issued and paid for, fully paid and non-assessable.  Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors at a general shareholder meeting and may elect all of the directors standing for election.  We have no present intention to pay cash dividends to the holders of Common Stock.

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Transfer Agent and Registrar

We have not retained a transfer agent as of the date of this Prospectus but intend to retain the same in the foreseeable future for our Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

In the event our Common Stock is approved for trading in the future, of which there can be no assurance, market sales of shares of our Common Stock after this Offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock.  Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities.  After the effective date of the registration statement of which this Prospectus is a part, all of the shares sold in this Offering, constituting  will be freely tradeable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. After the effective date of the registration statement of which this Prospectus is a part, all of the shares sold in this Offering , constituting 1,989,000 shares, will be freely tradeable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.  The balance of 8,289,000 shares which are not being registered will be eligible for sale pursuant to the exemption from registration provided by Rule 144, discussed below.

Rule 144

Rule 144, adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933, generally provides an exemption for the resale or privately offered securities provided the conditions of the rule are met, which include, among other limitations, that the securities be held for a minimum of six months due to the fact that we expect to be a reporting company pursuant to the Securities Exchange Act of 1934, as amended.  Consequently, our Shareholders may not be able to avail themselves of Rule 144 or otherwise be readily able to liquidate their investments in the event of an emergency or for any other reason, and the shares may not be accepted as collateral for a loan.  If such non-affiliate has owned the shares for at least six months, he or she may sell the shares without complying with any of the restrictions of Rule 144 once we are deemed a reporting company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by Andrew I. Telsey, P.C., Centennial, Colorado.  Andrew I. Telsey, sole shareholder of Andrew I. Telsey, P.C., owns 432,000 shares of our Common Stock.

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EXPERTS

The financial statements of Yummy Flies, Inc. as of and for the years ended December 31, 2009 and 2008 included herein, have been audited by Ronald R. Chadwick, P.C., independent registered public accountants, as indicated in their reports with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed this registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this Offering.  This Prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits.  If and when our registration statement is declared effective by the SEC, we will begin filing reports pursuant to the Securities Exchange Act of 1934, as amended.  For further information with respect to us and our Common Stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement.  Statements contained in this Prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement.  Each of these statements is qualified in all respects by this reference.  You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC.  The SEC maintains a world wide website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.  The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

FINANCIAL STATEMENTS

The audited financial statements for the fiscal years ending December 31, 2009 and 2008, and the unaudited financial statements for the six month periods ending September 30, 2010 and September 30, 2009, are set forth on pages F-1 through 9.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

24

Yummy Flies, Inc.
(A Development Stage Company)

FINANCIAL STATEMENTS

With Independent Accountant’s Audit Report

For the years ended December 31, 2009 and 2008
And the unaudited interim period ended September 30, 2010

TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

FINANCIAL STATEMENTS

Balance sheets	F-2
Statements of operations	F-3
Statements of cash flows	F-4
Statements of stockholders’ equity	F-5
Notes to financial statements	F-6-F-9

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Yummy Flies, Inc.
Lakewood, Colorado

I have audited the accompanying balance sheets of Yummy Flies, Inc. (a development stage company) as of December 31, 2009 and 2008 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2009 and 2008, and for the period from December 26, 2005 (inception) through December 31, 2009. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yummy Flies, Inc. as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008, and for the period from December 26, 2005 (inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                                                                                                    Ronald R. Chadwick, P.C.
May 25, 2010                                                                                                           RONALD R. CHADWICK, P.C.

Yummy Flies, Inc.
(A Development Stage Company)
Balance Sheets

	Unaudited September 30, 2010	December 31, 2009	December 31, 2008
ASSETS

Current Assets

Cash in bank	$10,637	$20,131	$23,674
Inventory	6,487	6,487	2,255

TOTAL CURRENT ASSETS	17,124	26,618	25,929

Property & Equipment

Equipment (net of Accumulated Depreciation $ 1,391, $1002 and $483 respectively	1,203	1,591	2,110

TOTAL ASSETS	$18,327	$28,209	$28,039

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Advances From Shareholders	$5,039	$8,348	$3,904
Sales Tax Payable	2	15	-

TOTAL CURRENT LIABILITIES	5,041	8,363	3,904

TOTAL LIABILITIES	5,041	8,363	3,904

Stockholders' Equity
Common Stock (par value $.001; Authorized 100,000,000 shares; issued and outstanding 10,278,000)	10,278	10,278	10,278
Capital Paid in Excess of Par	32,447	32,447	32,447
Deficit Accumulated During the Development Stage	(29,439)	(22,879)	(18,590)

TOTAL STOCKHOLDERS' EQUITY	13,286	19,846	24,135

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,327	$28,209	$28,039

The accompanying notes are an integral part of these financial statements.

Yummy Flies, Inc. (A Develop0ment Stage Company) Statements of Operations

	Unaudited 9 Months Ended September 30, 2010	Year Ended December 31, 2009	Unaudited 9 Months Ended September 30, 2009	Year Ended December 31, 2008	Unaudited December 26, 2005 (inception) through September 30, 2010	December 26, 2005 (inception through December 31, 2009

REVENUES – Sales	$24	$564	$379	$611	$1,500	$1,476

COST OF GOODS SOLD	-	370	58	110	480	480

Gross Profit	24	194	321	501	1,020	996

GENERAL AND ADMINISTRATIVE EXPENSES
Accounting	5,800	2,555	2,555	1,000	9,365	3,565
Bank Service Charges	25	28	28	93	147	122
Credit Card Access Fees	-	-	-	30	210	210
Computer Supplies & Maintenance	-	30	30	691	846	846
Depreciation	389	519	389	483	1,391	1,002
Equipment Rental	-	243	243	-	243	243
Legal	-	-	-	-	13,048	13,048
Licenses & Permits	16	15	-	132	163	147
Meals & Entertainment	10	160	58	-	170	160
Merchant Fees	-	662	663	813	2,014	2,014
Office	156	13	13	181	464	308
Penalties	-	124	-	-	124	124
Postage	71	-	-	19	90	19
Professional Services	-	-	-	-	917	917
Taxes	-	15	-	-	15	15
Telephone & Internet	81	119	90	70	270	189
Travel	-	-	-	516	516	516
Website	36	-	-	101	466	430
Total General and Administrative Expenses	6,584	4,483	4,069	4,129	30,459	23,875

(Loss) from operations	(6,560)	(4,289)	(3,748)	(3,628)	(29,439)	(22,879)

Other income (expense)	-	-	-	-	-	-

Net (loss)	$(6,560)	$(4,289)	$(3,748)	$(3,628)	$(29,439)	$(22,879)

Basic Earnings (Loss) Per Share	$(0.01)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Common Shares Outstanding	10,278,000	10,278,000	10,278,000	10,117,503

The accompanying notes are an integral part of these financial statements.

YummyFlies.com Inc.
(A Development Stage Company)
Statements of Cash Flows

	Unaudited 9 Months End September 30, 2010	Year Ended December 31, 2009	Unaudited 9 Months End September 30, 2009	Year Ended December 31, 2008	Unaudited December 26, 2005 (inception) through September 30, 2010	December 26, 2005 (inception) through December 31, 2009

Net (loss)	$(6,560)	$(4,289)	$(3,748)	$(3,628)	$(29,439)	$(22,879)
Adjustments to reconcile decrease in net assets to net cash provided by operating activities:

Issuance of stock for services	-	-	-	-	975	975
Depreciation expense	389	519	389	483	1,391	1,002
Purchase of inventory (increase)	-	(4,232)	(4,366)	(2,255)	(6,487)	(6,487)
Increase (decrease) in accounts payable	-	-	-	-	-	-
Increase (decrease) in current liabilities	(3,323)	4,459	4,444	2,636	5,040	8,363

Net cash provided by (used) in operation activities	(9,494)	(3,543)	(3,281)	(2,764)	(28,520)	(19,026)

Cash flows from investing activities

Purchase equipment (increase)	-	-	-	(2,593)	(2,593)	(2,593)

Net cash provided by (used in) investing activities	-	-	-	(2,593)	(2,593)	(2,593)

Cash flows from financing activities
Notes payable - borrowings	-	-	-	-	6,500	6,500
Notes payable - payments	-	-	-	-	(3,000)	(3,000)
Issuance of common stock	-	-	-	46	167	167
Capital paid in excess of par	-	-	-	8,455	38,083	38,083

Net cash provided by (used in) financing activities	-	-	-	8,501	41,750	41,750

Net increase in cash	(9,494)	(3,543)	(3,281)	3,144	10,637	20,131

Cash at beginning of period	20,131	23,674	23,674	20,530	-	-

Cash at end of period	$10,637	$20,131	$20,393	$23,674	$10,637	$20,131

Supplemental information:
Non-cash issuance of common stock	$-	$-	$-	$-	$-	$975
Issuance of common stock for debt retirement	$-	$-	$-	$-	$3,500	$3,500
Cash paid for interest	$-	$-	$-	$-	$-	$-
Cash paid for income taxes	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Yummy Flies, Inc.
(A Development Stage Company)
Statements of Stockholders' Equity

	Number of Common Shares Issued	Common Stock	Capital Paid in Excess of Par Value	Deficit Accumulated During Development Stage	Total

Balance At December 26, 2005	-	$-	$-	$-	$-

January 1, 2007 8,775,000 shares of common stock issued for services valued at $975 or $.0001 per share	8,775,000	8,775	(7,800)	-	975
March 2007 513,000 shares of common stock issued for cash of $14,250 or $0.028 per share	513,000	513	13,737	-	14,250
April 2007 414,000 shares of common stock issued for cash of $11,500 or $0.028 per share	414,000	414	11,086	-	11,500
May 2007 36,000 shares of common stock issued for cash of $1,000 or $0.028 per share	36,000	36	964	-	1,000
December 2007 126,000 shares of common stock issued for cash of $3,500 or $0.028 per share	126,000	126	3,374	-	3,500

Net (loss)	-	-	-	(14,962)	(14,962)
Balance at December 31, 2007	9,864,000	$9,864	$21,361	$(14,962)	$16,263

April 2008 351,000 shares of common stock issued for cash of $9,750 or $0.028 per share	351,000	351	9,399	-	9,750
May 2008 9,000 shares of common stock issued for cash of $250 or $0.028 per share	9,000	9	241	-	250
June 2008 18,000 shares of common stock issued for cash of $500 or $0.028 per share	18,000	18	482	-	500
August 2008 36,000 shares of common stock issued for cash of $1,000 or $0.028 per share	36,000	36	964	-	1,000

Net (loss)	-	-	-	(3,628)	(3,628)
Balance at December 31, 2008	10,278,000	$10,278	$32,447	$(18,590)	$24,135

Net (loss)	-	-	-	(4,289)	(4,289)
Balance at December 31, 2009	10,278,000	$10,278	$32,447	$(22,879)	$19,846

Net (loss)	-	-	-	(6,560)	(6,560)
Balance at September 30, 2010 (Unaudited)	10,278,000	$10,278	$32,447	$(29,439)	$13,286

* retroactively reflects a 9 to 1 forward stock split effective September 20, 2010

The accompanying notes are an integral part of these financial statements.

Yummy Flies, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the years ended December 31, 2009 and 2008
And the unaudited interim period ended September 30, 2010

Note 1 - Organization and Summary of Significant Accounting Policies

ORGANIZATION

Yummy Flies, Inc. (the “Company”), was incorporated in the State of Colorado on December 26, 2005. The Company was formed to produce and distribute flies and other fishing supplies, as well as instructional DVD’s. The Company may also engage in any business that is permitted by law, as designated by the board of directors of the Company.

DEPRECIATION AND AMORITIZATION

Furniture, fixtures and equipment are stated at cost and are depreciated over their estimated economic lives ranging from 5 to 7 years.  Depreciation is computed using the straight-line method.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

STATEMENT OF CASH FLOWS

For purposes of the statement of cash flows, the Company considered demand deposits and highly liquid-debt instruments purchased with maturity of three months or less to be cash equivalents.

Cash paid for interest during the period was $0.  Cash paid for income taxes during the period was $0.

INVENTORIES

Inventories are stated at the lower of cost or market (first-in, first-out method).

Yummy Flies, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the years ended December 31, 2009 and 2008
And the unaudited interim period ended September 30, 2010

Note 1 - Organization and Summary of Significant Accounting Policies (Continued)

BASIC EARNINGS PER SHARE

The basic earnings (loss) per common share are computed by dividing the net income (loss) for the period by the weighted average number of shares outstanding at December 31, 2008, 2009 and September 30, 2010.

REVENUE RECOGNITION

The Company produces custom flies and instructional DVD’s related to sport and recreational fishing. The revenue is recognized when a sale is made to a customer and the goods are delivered by the Company.

Note 2 – Basis of Presentation

In the course of its life the Company has had losses from operations.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management filed a Limited Offering Registration with the State of Colorado to acquire capital.  Management believes this will contribute toward its operations and subsequent profitability.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Capital Stock

The Company authorized 100,000,000 shares of $.001 par value common stock. Through September 30, 2010 the Company issued a total of 10,278,000 shares. The Company approved a 9 for 1 forward stock split effective September 20, 2010. The financial statements have been retroactively adjusted to reflect the stock split.

On January 2007 the Company issued 8,775,000 shares of $.001 par value common stock for services valued at $975 or $.00011 per share.

On March 2007 the Company issued 513,000 shares of $.001 par value common stock for $14,250 in cash or $0.028 per share.

On April 2007 the Company issued 414,000 shares of $.001 par value common stock for $11,500 in cash or $0.028 per share.

Yummy Flies, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the years ended December 31, 2009 and 2008
And the unaudited interim period ended September 30, 2010

Note 3 – Capital Stock (Continued)

On May 2007 the Company issued 36,000 shares of $.001 par value common stock for $1,000 in cash or $0.028 per share.

On December 2007 the Company issued 126,000 shares of $.001 par value common stock for the conversion of $3,500 in notes payable at $0.028 per share.

On April 2008 the Company issued 351,000 shares of $.001 par value common stock for $9,750 in cash or $0.028 per share.

On May 2008 the Company issued 9,000 shares of $.001 par value common stock for $250 in cash or $0.028 per share.

On June 2008 the Company issued 18,000 shares of $.001 par value common stock for $500 in cash or $0.028 per share.

On August 2008 the Company issued 36,000 shares of $.001 par value common stock for $1,000 in cash or $0.028 per share.

The Company has declared no dividends through September 30, 2010.

Yummy Flies, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the years ended December 31, 2009 and 2008
And the unaudited interim period ended September 30, 2010

Note 4 -  Income Taxes

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur. The Company accounts for income taxes pursuant to ASC 740. At September 30, 2010, December 31, 2009 and 2008, the Company had approximately $29,439, $22,879 and $18,590 in unused federal net operating loss carryforwards, which begin to expire principally in the year 2027. A deferred tax asset at each date of approximately $5,888, $4,600 and $3,700 resulting from the loss carryforwards has been offset by a 100% valuation allowance. The change in the valuation allowance for the periods ended March 31, 2010, December 31, 2009 and 2008 was approximately $1,288, $900 and $750.

1,989,000 Shares of Common Stock

PROSPECTUS

__________________, 201__

Until ____________, 20__, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by the Registrant are as follows. All amounts, other than the SEC registration fee, are estimates.

Amount to be Paid

SEC registration fee	$4
Legal fees and expenses	$25,000
Accounting fees and expenses	$11,900
Miscellaneous	$3,757

Total	$40,661

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Colorado Statutes and our Articles of Incorporation, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his “duty of care.”  This provision does not apply to the directors’: (i) acts or omissions that involve intentional misconduct, fraud or a knowing and culpable violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of his duties, including gross negligence.

The effect of this provision in our Articles of Incorporation is to eliminate the rights of our Company and our shareholders (through shareholder’s derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above.  This provision does not limit nor eliminate the rights of our Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.  Section 7-109-102 of the Colorado Business Corporation Act provides corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description

3.1	Articles of Incorporation
3.2	By-Laws
3.3	Specimen Stock Certificate
3.4	Articles of Amendment to Articles of Incorporation
5.1	Opinion of Andrew I. Telsey, P.C. re: legality
23.1	Consent of Andrew I. Telsey, P.C.
23.2	Consent of Ronald R. Chadwick, P.C.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(A)           Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)
Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C)           Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(B)	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided , however , that no statement made in a registration statement or Prospectus that is part of the registration statement or Prospectus or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned on December 15, 2010.

YUMMY FLIES, INC.
By: s/Gary Okizaki Gary Okizaki, Chief Executive Officer
By: s/Brian Yamauchi Brian Yamauchi, Chief Accounting Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary Okizaki, Chief Executive Officer, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

s/ Gary Okizaki Gary Okizaki	Director	December 15, 2010
s/ Brian Yamauchi Brian Yamauchi	Director	December 15, 2010
s/ Monroe Coleman Monroe Coleman	Director	December 15, 2010